EXHIBIT 10.20
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                       AGREEMENT OF SEPARATION AND RELEASE
                       -----------------------------------

         THIS AGREEMENT entered into effective as of June 5, 2000 is by and between MARK MASTRINI, ("Employee") and 800 TRAVEL SYSTEMS, INC., a Delaware corporation (the "Company").

         WHEREAS, Employee is currently employed as the Company's Chief Executive Officer, pursuant to the terms of an Employment Agreement dated September 1, 1997 ("Employment Agreement");

         WHEREAS, the Company and Employee have mutually agreed that it is desirable to end Employee's relationship with the Company on the terms and conditions set forth in this Agreement;

         WHEREAS, the Company and Employee shall enter into a separate Consulting Agreement dated of even date herewith.

         NOW, THEREFORE, Employee and the Company, intending to be legally bound hereby and in consideration of the mutual promises contained herein, do hereby agree as follows:

         1. RESIGNATION. Employee and the Company mutually agree that Employee will resign from his position as Chief Executive Officer, and from all other positions he holds with the Company, effective June 5, 2000 (the "Termination Date"). The Employment Agreement and all therein are hereby void and of no further force or effect. Execution of this Agreement shall also constitute Employee's resignation from his position as a member of the Company's Board of Directors effective the date of this Agreement.

         Employee and the Company acknowledge that notwithstanding the preceding paragraph, the Company may from time to time after the Termination Date need to discuss certain pending legal matters or issues with which employee may be familiar. Employee covenants and agrees to be available to answer questions, meet with Company counsel and testify in depositions and legal proceedings as reasonably may be necessary or requested by Company.

         2. ACCRUED PAY. Employee will be paid his accrued salary for his services through the close of business on the Termination Date. The Company will provide Employee with a check for his accrued salary, less payroll taxes and other applicable payroll deductions, on the next scheduled pay date. The Company shall have no further obligation to Employee as an Employee. The Company also acknowledges its obligation to issue 50,000 restricted shares of common stock earned by Employee on January 21, 2000 pursuant to his Employment Agreement which Employee acknowledges were valued at $125,000 on such date and in accordance therewith Employee shall pay $35,000 to the Company upon execution hereof for remittance as part of his federal withholding taxes related to such share issuances. In addition, the Company shall include the 50,000 shares in an amendment to the registration statement relating to the conversion of the Company's outstanding warrants. Employee shall be included as a selling shareholder in any such amendment and agrees to execute any and all documents required by the Company in connection with the filing of any such amendment. Employee agrees that he will not utilize the registration statement to sell his shares covered thereby once the time period required for the availability of Rule 144 of the Securities Act of 1933 has passed, and at such time the Company will have no further obligation to include Employee's shares in any registration statement.

         3. STOCK OPTIONS. The Company and Employee acknowledge and agree that the options granted to Employee and the exercise prices and expiration periods following the Termination Date are set forth on Schedule 3 hereof, which is incorporated herein, and such options shall be exercisable by Employee subject to the terms thereof. In addition, the Company shall use its reasonable best efforts to include the options to purchase 250,000 shares in a Form S-8 registration statement to be filed with the Securities and Exchange Commission in conjunction with the Company's contemplated registration of shares to be issued pursuant to its 2000 Stock Incentive Plan; provided however, that the Company shall begin the process of filing a registration statement covering the shares to be issued by the Company upon exercise of the options to purchase 250,000 shares if the Company's closing bid price is equal to or in excess of $4.00 per share for five (5) consecutive trading days.

         4. CONFIDENTIAL INFORMATION. Employee agrees that he shall not disclose to any third party any confidential information concerning the Company or the Company's business which was acquired or learned during the course of Employee's employment with the Company. Employee will not retain without the Company's express consent any copies of any of the Company's business records, or other documents which are the property of the Company.

         5. COVENANT NOT TO COMPETE; NON-SOLICITATION; NON-DISPARAGEMENT. As consideration for the severance pay and other benefits provided by the Company under this Agreement, Employee hereby agrees that he will not, during the period ending twenty-four (24) months after the Termination Date, engage in any business activities on behalf of any enterprise which competes with the Company. Employee will be deemed to be engaged in such competitive business activities if he participates in such a business enterprise as an employee, officer, director, consultant, agent, partner, proprietor or other participant, provided, however, the Company acknowledges that Employee's engaging in business with Trip.com shall not violate this provision.

         Employee agrees that he shall not, for a period of twenty-four (24) months after the Termination Date,

                  (i) solicit any employee or full-time consultant of the Company for the purposes of hiring or retaining such employee or consultant, or

                  (ii) contact any present client of the Company or any prospective client with which the Company was engaged in active negotiations during the Employee's employment with the Company to solicit such a person to enter into a contract with any organization other than the Company or a related entity.

         Employee and the Company mutually agree that they shall not at any time (during the term of this Agreement or at any time thereafter) make or publish any negative, critical or disparaging comments or statements whether written or oral, about the employee, the Company or any of its officers, directors or affiliated professional associations or employees or professionals thereof. Additionally, Employee shall refrain from communicating with employees of the Company regarding the Company or any of its officers or directors, except Employee shall communicate with such individuals as Peter Sontag is informed and consents in writing, via e-mail to in the future.

         6. INJUNCTIVE RELIEF. Employee acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of the covenants set forth in Sections 4 and 5 of this Agreement and accordingly agrees that the Company shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions in any action or proceeding instituted in any United States District Court or in any court in the State of Florida having subject matter jurisdiction. This provision with respect to injunctive relief shall not, however, diminish the Company's right to claim and recover damages.

         It is expressly understood and agreed that although the parties consider the restrictions contained in this Agreement to be reasonable, if a court determines that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction on the activities of Employee, no such provision of this Agreement shall be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such extent as such court may judicially determine or indicate to be reasonable.

         7. RELEASE OF THE COMPANY. Employee, for himself, his heirs, assigns, executors and administrators, does hereby waive and release the Company, and its successors, assigns and their respective officers, directors, shareholders and employees from any and all claims, actions, causes of action, rights, suits, demands, obligations, and/or liabilities, joint or several, present, past or future, known or unknown, of whatever description, both at law and in equity, including, without limitation, all claims of employment discrimination, unjust or improper dismissal or treatment, intentional or negligent torts, retaliation, back pay, front pay, injuries, damages, reinstatement, future employment opportunities and all other claims relating to his employment or separation from employment with the Company which he may now have or may ever have had, including without limitation, any claims which may be made by him or on his behalf under the Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 1981, the Age Discrimination in Employment Act, the Equal Pay Act, or the Fair Labor Standards Act, with the exception of claims arising out of the Company's obligations under this Agreement. Employee further transfers to the Company any and all rights or benefits he is entitled to receive under any contract related to the Company, whether oral or written, and covenants to take any and all actions that may be required by the Company to further such transfer and enforce such rights, including but not limited to the execution of any required documents, provided however, the foregoing release does not release the Company from it's obligation to the Employee pursuant to any consultant, option and/or security agreement entered into with the Company.

         8. RELEASE OF EMPLOYEE. As consideration for the covenants provided by Employee under this Agreement, the Company, for itself, its subsidiaries, successors and assigns, does hereby waive and release Employee, and his heirs and assigns, from any and all claims, actions, causes of action, rights, suits, demands and/or liabilities, known or unknown, both at law or in equity, relating to Employee's employment with the Company or Employee's obligations under any agreements with the Company, which Employee may now have or may ever have had, with the exception of claims arising out of Employee's obligations under Sections 6 and 7 of this Agreement, provided however, the foregoing release does not release Employee from his obligation to the Company pursuant to any promissory note and security agreement entered into with the Company.

         9. RIGHT TO REVOKE RELEASE. Employee has a full seven (7) days following the execution of this Agreement to revoke the Release and has been and hereby is advised in writing that this Release shall not become effective or enforceable until the seven (7) day revocation period has expired.

         10. SEPARABILITY. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

         11. ENTIRE AGREEMENT. This Agreement and the agreements referenced herein contains the entire understanding between Employee and the Company relating to his resignation. This Agreement supersedes all other agreements, oral understandings or other agreements or representations between Employee and the Company which have not been incorporated herein.

         12. THE UNDERSIGNED FURTHER STATES THAT HE HAS CAREFULLY READ THE WITHIN AND FOREGOING "AGREEMENT OF SEPARATION AND RELEASE," THAT HE IS AWARE THAT HE HAS THE RIGHT TO REVIEW THIS AGREEMENT FOR A PERIOD OF UP TO TWENTY-ONE DAYS, THAT HE HAS BEEN ENCOURAGED TO REVIEW THE SAME WITH AN ATTORNEY OF HIS CHOICE, AND THAT HE KNOWS AND UNDERSTANDS THE CONTENTS OF THE FOREGOING "AGREEMENT OF SEPARATION AND RELEASE" AND THAT HE EXECUTES THE SAME AS HIS OWN FREE ACT AND DEED.

         IN WITNESS WHEREOF, the Employee and the Company, by a duly authorized officer, have set their hands and seals to this Agreement of Separation and Release as of this 5th day of June, 2000.


WITNESS:                                     EMPLOYEE:


                                             /s/ Mark Mastrini
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                                             Mark Mastrini


ATTEST:                                      800 TRAVEL SERVICES, INC.


                                             By: /s/ Peter M. Sontag
-------------------------------                 --------------------------------
                                                  Peter M. Sontag
                                             Its: Chief Executive Officer
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